Exhibit 99.1

      Annaly Mortgage Management, Inc. Announces 2nd Quarter 2004 Earnings

     NEW YORK--(BUSINESS WIRE)--July 23, 2004--Annaly Mortgage Management, Inc. (NYSE: NLY) today reported net income for the quarter ended June 30, 2004 of $63,835,000 or $0.52 basic earnings per common share, as compared to $58,152,000 or $0.62 basic earnings per common share for the quarter ended June 30, 2003 and $58,843,000 or $0.52 basic earnings per common share for the quarter ended March 31, 2004.
     The Company was able to provide an annualized return on average equity of 15.76% for the quarter ended June 30, 2004, as compared to 20.79% for the quarter ended June 30, 2003 and 16.59% for the quarter ended March 31, 2004. Dividends declared for the quarter ended June 30, 2004 were $0.48 per share, as compared to $0.60 per share for the quarter ended June 30, 2003 and $0.50 for the quarter ended March 31, 2004. The annualized dividend yield for the quarter, based on the June 30, 2004 closing price of $16.96, was 11.32%.
     Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, said, "The second quarter started with a surprisingly strong employment report and ended with the first rate hike in four years. In between, the bond market suffered some of its worst returns since 1980. In addition, investors in mortgage-backed securities saw a peaking in amortization expense related to the mini refinancing boom of the first quarter--a sequential quarterly increase of 35.2% in our case. Even with this background, I am pleased with our performance in the quarter, as our investment strategy has delivered solid results. We are likely to see more volatility in the bond market going forward as the Federal Reserve changes from its accommodative monetary policy stance, but investors in our strategy should see the benefits of improving mortgage market fundamentals, particularly the decline in refinancing activity."
     For the quarter ended June 30, 2004, the yield on average earning assets was 2.94% and the cost of funds on the average repurchase balance was 1.40%, which equates to an interest rate spread of 1.54%. This is a 29 basis point increase over the 1.25% interest rate spread for the quarter ended June 30, 2003 and a 14 basis point decrease over the 1.68% interest rate spread for the quarter ended March 31, 2004. For the quarter ended June 30, 2004, the Company's gain on sale of Mortgage-Backed Securities was $2.1 million as compared to $20.2 million for the quarter ended June 30, 2003 and $595,000 for the quarter ended March 31, 2004.
     General and administrative expenses as a percentage of average assets were 0.13%, 0.12%, and 0.15% for the quarters ended June 30, 2004, June 30, 2003, and March 31, 2004, respectively. In addition, the Company's dividend efficiency ratio, calculated as general and administrative expenses divided by dividends declared, was 9.5%, 7.4% and 9.8% for the quarters ended June 30, 2004, June 30, 2003, and March 31, 2004, respectively.
     The Constant Prepayment Rate was 33% during the second quarter of 2004, as compared to 44% during the second quarter of 2003, and 31% during the first quarter of 2004. The weighted average purchase price of the portfolio was 102.4 at June 30, 2004, 102.5 at June 30, 2003 and 102.5 at March 31, 2004. The net
amortization of premiums and accretion of discounts on investment securities for the quarters ended June 30, 2004, June 30, 2003, and March 31, 2004 was $56.1 million, $57.6 million, and $41.5 million, respectively. Leverage at June 30, 2004 was 9.9:1, in comparison to 10.5:1 at June 30, 2003 and 8.7:1 at March 31, 2004.
     "During the quarter, the yield on the 2-year Treasury rose 111 basis points, from 1.57% to 2.68%, and the 10-year Treasury rose 75 basis points, from 3.83% to 4.58%," said Wellington Denahan-Norris, Vice Chairman and Chief Investment Officer of Annaly. "Our investment discipline not only served us well during this significant market move, but it also should provide us with the foundation to take advantage of opportunities going forward. Our portfolio is designed to perform in a wide range of interest rate environments. For example, in a rising rate environment, asset yields should be helped by declining amortization expense as well as the adjustable-rate feature of approximately 70% of our portfolio. In addition, principal amortization and new capital can be reinvested into the higher interest rate environment."
     At June 30, 2004, June 30, 2003, and March 31, 2004, the Company had a common stock book value of $12.07, $12.35, and $13.45, respectively. The Company classifies all investment securities as "available for sale," therefore requiring the Company to record the entire portfolio at market value. Fixed rate securities comprised approximately 30% of the Company's portfolio at June 30, 2004. The balance of the portfolio was comprised of 58% adjustable rate mortgages and 12% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk into its portfolio. As of June 30, 2004, all of the assets in the Company's portfolio were FNMA, GNMA, FHLMC mortgage-backed securities, and agency debentures, which carry an actual or implied "AAA" rating.
     The merger of Fixed Income Discount Advisory Company ("FIDAC"), as approved by the shareholders on May 27, 2004, was completed on June 4, 2004. Annaly issued 2,201,080 shares, based on the December 31, 2003 closing price of $18.40. As was previously disclosed, following completion of the transaction Annaly will continue to operate as a self-managed and self-advised real estate investment trust, and FIDAC will operate as Annaly's wholly-owned taxable REIT subsidiary. FIDAC is a registered investment advisor which generally receives annual net investment advisory fees of approximately 10 to 15 basis points of the gross assets it manages, assists in managing or supervises. At June 30, 2004, FIDAC had under management approximately $1.7 billion in net assets and $12.8 billion in gross assets, compared to $1.5 billion in net assets and $13.6 billion in gross assets at December 31, 2003.
     The Company is a Maryland corporation which owns and manages a portfolio of mortgage-backed securities. The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition. The Company has elected to be taxed as a real estate investment trust ("REIT") and currently has 120,348,768 shares of common stock outstanding.
     The Company will hold the second quarter 2004 earnings conference call on July 26, 2004 at 10:00 a.m. EST. The number to call is 1-800-915-4836. The re-play number is 1-800-428-6051 for domestic calls and 973-709-2089 for international calls and the pass code is 367515. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

     This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, FIDAC's clients removal of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment management business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


                   ANNALY MORTGAGE MANAGEMENT, INC.
                   STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)

                                              JUNE 30, 2004
                                             (Consolidated   MARCH 31,
                                                  and         2004
                                               Unaudited)  (Unaudited)
                                             -------------------------

ASSETS

Cash and cash equivalents                          $4,499        $738
Mortgage-Backed Securities, at fair value      16,142,801  17,046,117
Agency Debentures, at fair value                  978,994   1,033,481
Receivable for preferred stock proceeds                 -     102,903
Receivable for Mortgage-Backed Securities
 sold                                                   -      81,200
Accrued interest receivable                        74,874      71,446
Receivable for advisory fees and services           1,644           -
Intangible for customer relationships              15,613           -
Goodwill                                           22,905           -
Other assets                                        1,427       2,808
                                             -------------------------

Total assets                                  $17,242,757 $18,338,693
                                             =========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                       $15,342,123 $14,689,300
  Payable for Mortgage-Backed Securities
   purchased                                      263,207   1,873,813
  Accrued interest payable                         19,959      21,299
  Dividends payable                                57,674      58,942
  Other liabilities                                 3,294       4,664
  Accounts payable                                  3,989       2,087
                                             -------------------------

Total liabilities                              15,690,246  16,650,105
                                             -------------------------

  Stockholders' Equity:
   7.875% Series A Cumulative Redeemable
    Preferred Stock: 4,250,000 shares
     authorized, issued and outstanding           102,708     102,870
  Common stock: par value $.01 per share;
     500,000,000 authorized, 120,148,709,
      117,866,932, 96,074,096, 95,964,915,
      and 94,030,753 shares issued and
      outstanding, respectively                     1,201       1,179
  Additional paid-in capital                    1,620,666   1,578,778
  Accumulated other comprehensive
   income (loss)                                 (177,489)      4,500
  Retained earnings                                 5,425       1,261
                                             -------------------------

Total stockholders' equity                      1,552,511   1,688,588
                                             -------------------------

Total liabilities and stockholders' equity    $17,242,757 $18,338,693
                                             =========================


                                              SEPT. 30,     JUNE 30,
                                   DEC. 31,     2003          2003
                                     2003    (Unaudited)   (Unaudited)
                                  ------------------------------------

ASSETS

Cash and cash equivalents                $247      $3,381        $304
Mortgage-Backed Securities, at
 fair value                        11,956,512  11,628,271  12,887,495
Agency Debentures, at fair value      978,167     976,814   1,375,980
Receivable for preferred stock
 proceeds                                   -           -           -
Receivable for Mortgage-Backed
 Securities sold                            -     177,304     387,218
Accrued interest receivable            53,743      53,955      58,026
Receivable for advisory fees and
 services                                   -           -           -
Intangible for customer relationships       -           -           -
Goodwill                                    -           -           -
Other assets                            1,617       1,233       1,104
                                  ------------------------------------

Total assets                      $12,990,286 $12,840,958 $14,710,127
                                  ====================================

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Liabilities:
  Repurchase agreements           $11,012,903 $11,201,897 $12,162,333
  Payable for Mortgage-Backed
   Securities purchased               761,115     445,148   1,306,238
  Accrued interest payable             14,989      13,868      16,788
  Dividends payable                    45,155      26,876      56,420
  Other liabilities                     4,017       4,294       4,708
  Accounts payable                      2,887       3,147       2,202
                                  ------------------------------------

Total liabilities                  11,841,066  11,695,230  13,548,689
                                  ------------------------------------

  Stockholders' Equity:
   7.875% Series A Cumulative
    Redeemable Preferred Stock:
    4,250,000 shares authorized,
    issued and outstanding                  -           -           -
  Common stock: par value $.01 per
   share; 500,000,000 authorized,
   120,148,709, 117,866,932,
   96,074,096, 95,964,915, and
   94,030,753 shares issued and
   outstanding, respectively              961         960         940
  Additional paid-in capital        1,194,159   1,192,819   1,157,092
  Accumulated other comprehensive
   income (loss)                      (47,261)    (51,870)      1,190
  Retained earnings                     1,361       3,819       2,216
                                  ------------------------------------

Total stockholders' equity          1,149,220   1,145,728   1,161,438
                                  ------------------------------------

Total liabilities and
 stockholders' equity             $12,990,286 $12,840,958 $14,710,127
                                  ====================================



                   ANNALY MORTGAGE MANAGEMENT, INC.
           STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                              (UNAUDITED)
                        (dollars in thousands)

                                              For the quarters ended

                                               June 30,    March 31,
                                                 2004        2004
                                            (Consolidated)
                                            --------------------------

Interest income                                  $122,234    $114,341

Interest expense                                   55,648      50,303
                                            --------------------------

Net interest income                                66,586      64,038

Investment advisory and service fees                1,260           -

Gain on sale of Mortgage-Backed Securities          2,126         595

General and administrative expenses                 5,643       5,790
                                            --------------------------

Net income before income taxes                     64,329      58,843

Income taxes                                          494           -
                                            --------------------------

Net income                                         63,835      58,843

Dividend on preferred stock                         1,998           -
                                            --------------------------

Net income available to common shareholders       $61,837     $58,843
                                            ==========================

Net income per share available to common
 shareholders:
  Basic                                             $0.52       $0.52
                                            ==========================

  Diluted                                           $0.52       $0.52
                                            ==========================

Weighted average number of shares
 outstanding:
  Basic                                       118,276,509 112,506,206
                                            ==========================

  Diluted                                     118,489,470 112,804,001
                                            ==========================

Net income                                        $63,835     $58,843
                                            --------------------------
Comprehensive income (loss):
  Unrealized gain (loss) on available-for-
   sale securities                               (179,863)     52,356
  Less:  reclassification adjustment for net
   gains included in net income                    (2,126)       (595)
                                            --------------------------
   Other comprehensive income (loss):            (181,989)     51,761
                                            --------------------------
Comprehensive income (loss)                     ($118,154)   $110,604
                                            ==========================


                                          For the quarters ended

                                       December   September    June
                                       31, 2003   30, 2003    30, 2003
                                     ---------------------------------

Interest income                         $89,186    $66,855    $93,892

Interest expense                         42,264     43,922     51,770
                                     ---------------------------------

Net interest income                      46,922     22,933     42,122

Investment advisory and service fees          -          -          -

Gain on sale of Mortgage-Backed Securities    -      9,656     20,231

General and administrative expenses       4,225      4,110      4,201
                                     ---------------------------------

Net income before income taxes           42,697     28,479     58,152

Income taxes                                  -          -          -
                                     ---------------------------------

Net income                               42,697     28,479     58,152

Dividend on preferred stock                   -          -          -
                                     ---------------------------------

Net income available to common
 shareholders                           $42,697    $28,479    $58,152
                                     =================================

Net income per share available to
 common shareholders:
  Basic                                   $0.44      $0.30      $0.62
                                     =================================

  Diluted                                 $0.44      $0.30      $0.62
                                     =================================

Weighted average number of shares
 outstanding:
  Basic                              96,027,468 94,685,685 93,384,128
                                     =================================

  Diluted                            96,232,899 95,500,486 93,588,024
                                     =================================

Net income                              $42,697    $28,479    $58,152
                                     ---------------------------------
Comprehensive income (loss):
  Unrealized gain (loss) on
   available-for-sale securities          4,609    (43,405)   (49,579)
  Less:  reclassification adjustment
   for net gains included in net income       -     (9,656)   (20,231)
                                     ---------------------------------
   Other comprehensive income (loss):     4,609    (53,061)   (69,810)
                                     ---------------------------------
Comprehensive income (loss)             $47,306   ($24,582)  ($11,658)
                                     =================================



                   ANNALY MORTGAGE MANAGEMENT, INC.
           STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                              (UNAUDITED)
                        (dollars in thousands)

                                             For the six-months ended
                                                June 30,      June 30,
                                                 2004          2003
                                             (Consolidated)
                                             -------------------------

Interest income                                   $236,575   $181,392

Interest expense                                   105,951     95,818
                                             -------------------------

Net interest income                                130,624     85,574

Investment advisory and service fees                 1,260          -

Gain on sale of Mortgage-Backed Securities           2,721     31,252

General and administrative expenses                 11,433      7,898
                                             -------------------------

Net income before income taxes                     123,172    108,928

Income taxes                                           494          -
                                             -------------------------

Net income                                         122,678    108,928

Dividend on preferred stock                          1,998          -
                                             -------------------------

Net income available to common shareholders       $120,680   $108,928
                                             =========================

Net income per share available to common
 shareholders:
  Basic                                              $1.05      $1.22
                                             =========================

  Diluted                                            $1.04      $1.22
                                             =========================

Weighted average number of shares
 outstanding:
  Basic                                        115,391,357 89,109,821
                                             =========================

  Diluted                                      115,638,943 89,231,272
                                             =========================

Net income                                        $122,678   $108,928
                                             -------------------------
Comprehensive income (loss):
  Unrealized loss on available-for-sale
   securities                                     (127,507)   (43,069)
  Less:  reclassification adjustment for net
   gains included in net income                     (2,721)   (31,252)
                                             -------------------------
   Other comprehensive loss                       (130,228)   (74,321)
                                             -------------------------
Comprehensive income (loss)                        ($7,548)   $34,607
                                             =========================


     CONTACT: Annaly Mortgage Management, Inc.
              Investor Relations:
              1- (888) 8Annaly
              www.annaly.com